Exhibit 3.1.3
                                  --------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                             COVINGHAM CAPITAL CORP.


                                      FIRST
                                      -----

                                  COMPANY NAME
                                  ------------

     1.1  The  name  of  this  Corporation  is  COVINGHAM   CAPITAL  CORP.  (the
"Corporation").

                                     SECOND
                                     ------

                                PRINCIPAL OFFICE
                                ----------------

     2.1 The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, 19805, New Castle County. The name of its registered agent at such address is Corporation Service Company.

                                      THIRD
                                      -----

                                     PURPOSE
                                     -------

     3.1 The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

                                     FOURTH
                                     ------

                                  CAPITAL STOCK
                                  -------------

     4.1 Authorized Capital Stock. The total number of shares that may be issued by the Corporation and that the Corporation will be authorized to have is One Hundred Million (100,000,000) of the par value per share hereinafter set forth. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the and restrictions imposed upon the shares of each class are as follows.

     4.2 Terms of Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is One Hundred Million
(100,000,000). The Common Stock shall have a stated par value of $0.001 per share. Each share of Common Stock shall have, for all purposes one (1) vote per share. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested. Shareholders will not have a right to cumulate their votes for the election of directors.

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                                      FIFTH
                                      -----

                              STOCKHOLDER MEETINGS
                              --------------------

     5.1 Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or President of the Corporation.

     5.2 Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by written consent of the stockholders pursuant to the GCL.

                                      SIXTH
                                      -----

                               BOARD OF DIRECTORS
                               ------------------

     6.1. The members of the governing Board of the Corporation shall be styled "Directors", and the first Board shall be one (1) in number. The Number of directors shall not be reduced to less than one (1) nor exceed seven (7) and may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the Bylaws of the corporation or by an amendment to the Bylaws of the corporation duly adopted by either the Board of Directors or the Shareholders.


     6.2 The names and addresses of the first Board of Directors are as follows:

          DIRECTORS
          ---------
          Gregory J. Chachas
          1200 South Bell Avenue
          P.O. Box 1170
          Ely, Nevada 89301

     6.3 Election of Directors. Elections of Directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     6.4 Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                                     SEVENTH
                                     -------

                                    OFFICERS
                                    --------

     7.1 The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                     EIGHTH
                                     ------

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS
                    -----------------------------------------

     8.1 The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he/she, his/her testator or intestate, is or was director or officer of the Corporation, is or was serving any other Corporation, partnership, joint venture, trust, employee benefit plan or enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 8.1 of Article EIGHTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     8.2 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to repeal of this Section 8.2 of Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     8.3 In furtherance and not in limitation of the powers conferred by statute:

          8.3.1 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

          8.3.2 The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as par thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                      NINTH
                                      -----

                                  INCORPORATOR
                                  ------------

     9.1 The name and mailing address for the Incorporator of the Corporation is as follows:

          Gregory J. Chachas
          1200 South Bell Avenue
          P.O. Box 1170
          Ely, Nevada 89301

                                      TENTH
                                      -----

     10.1 The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed the Certificate of Incorporation this 13th day of June, 2000.



                             /S/ Gregory J. Chachas
                        ---------------------------------
                        Gregory J. Chachas - Incorporator

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